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                                                                   EXHIBIT 3.1.2

                            CERTIFICATE OF AMENDMENT
                                       TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               FOUNTAIN VIEW, INC.

         Fountain View, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         1. The amendment to the Corporation's Restated Certificate of Incorporation set forth below was duly authorized and adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         2. Article FIRST of the Corporation's Certificate of Incorporation is amended to read as follows:

             "FIRST: The name of the corporation is Skilled Healthcare Group, Inc."

         IN WITNESS WHEREOF, said Corporation has caused this Certificate to be executed this 23rd day of September, 2003.

                                             FOUNTAIN VIEW, INC.

                                             By: \s\Roland Rapp
                                                 -------------------------------
                                                 Roland Rapp
                                                 Secretary